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            LAW OFFICES                                     BALTIMORE, MD
  BALLARD SPAHR ANDREWS & INGERSOLL                           CAMDEN, NJ
   1735 MARKET STREET, 51ST FLOOR                             DENVER, CO
PHILADELPHIA, PENNSYLVANIA 19103-7599                        HARRISBURG, PA
     TELEPHONE:  215-665-8500                              SALT LAKE CITY, UT
       FAX:  215-864-8999                                    WASHINGTON, DC

        LAWYERS@BALLARDSPAHR.COM



                                                        May 21, 1997


Tax-Free Investments Co.
11 Greenway Plaza, Suite 1919
Houston, TX  77046


                Re:     Rule 24f-2 Notice for Tax-Free Investments Co.
(Securities Act File No. 2-58286)

Gentlemen:

                We have acted as counsel to Tax-Free Investments Co. (the "Fund"), a corporation organized under the laws of the State of Maryland and registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as an open-end series management investment company.

                We have been informed that a registration statement on Form N-1A, as amended ("Registration Statement") relating to an indefinite number of shares of common stock of the Fund, par value $.001 per share (the "Shares") has been filed with the Securities and Exchange Commission under the Securities Act of 1933 (Securities Act File No. 2-58286).

                We further understand that, pursuant to the provisions of Rule 24f-2, the Fund is filing with the Securities and Exchange Commission a notice (the "Notice") making definite the registration of such Shares sold in reliance on Rule 24f-2 for the fiscal year ended March 31, 1997. Specifically, we have been informed by the Fund that a total of 4,951,606,962 Shares (representing interests in the series portfolio existing during such fiscal year) were issued from time to time during such fiscal year under Prospectuses which were included as part of the Registration Statement in reliance on Rule 24f-2. The Fund has requested our opinion in connection with the filing of such Notice, for inclusion in such filing.
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Tax-Free Investment Co.
May 21, 1997
Page 2




                In connection with our giving this opinion, we have examined a copy of the Charter of the Fund, and originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary or advisable for purposes of this opinion. As to various questions of fact material to our opinion, we have relied upon information provided by officers of the Fund.

                Based on the foregoing, we are of the opinion that the 4,951,606,962 Shares issued by the Fund in reliance on Rule 24f-2 during its fiscal year ended March 31, 1997 were, when issued for payment as described in the Fund's Prospectuses referred to above, legally issued, fully paid and non-assessable by the Fund.

                                                  Very truly yours,


                                         s/ Ballard Spahr Andrews & Ingersoll